Exhibit 10.1
BORGWARNER INC.
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
Stock Units
Award Agreement

(For Employees)

THIS Award Agreement (the “Agreement”) dated as of __________, by and between BORGWARNER INC., a Delaware corporation (the “Company”) and ______________________ (the “Employee”), is entered into as follows:

WITNESSETH:

WHEREAS, the Company has established the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto or which has been previously provided to the Employee;

WHEREAS, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company has determined that the Employee be granted Stock Units pursuant to the terms of the Plan and the terms of this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth:

1.
Award of Stock Units.  The Company hereby awards to Employee on this date, [####] Stock Units.  Each Stock Unit awarded hereunder represents a contingent right to receive one share of the Company’s common stock, par value $.01 (“Stock”) upon satisfaction of the conditions for vesting as provided in Paragraph 4 of this Agreement and subject further to the terms of the Plan and the additional terms and conditions of this Agreement (the “Award”).

2.
Stock Units.  The Company shall credit the Employee’s Stock Units to a Stock Units account established and maintained for the Employee on the books of the Company payable only in Stock.  The account shall constitute the record of the Stock Units awarded to Employee under this Agreement, is solely for accounting purposes, and shall not require a segregation of any Company assets.

3.
Dividend Equivalents.  Whenever the Company pays any cash or other dividend or makes any other distribution in respect of the Stock, the Employee’s account shall be credited with an additional number of Stock Units (including fractions thereof) determined by multiplying (i) the number of Stock Units credited to the Employee on the dividend record date by (ii) the dividend paid on each share of Stock, and dividing the result of such multiplication by (iii) the Fair Market Value of a share of Stock on the dividend payment date.  Credits shall be made effective as of the date of the dividend or other distribution in respect of the Stock.  Dividend equivalents credited to the Employee’s account shall be subject to the same restrictions as the Stock Units in respect of which the dividends or other distribution were credited, including, without limitation, the Award’s vesting conditions and distribution provisions.

4.	Vesting of Stock Units. Subject to the terms and conditions of this Agreement and to the provisions of the Plan , the Stock Units shall vest in accordance with the following schedule:

Date                                                                Vested Percentage

provided however, that:

a.	In the event of the Employee’s Termination of Employment for Cause, the Employee shall forfeit all of the Stock Units awarded hereby and all rights to receive Stock in payment of such Stock Units;

b.	In the event of Employee’s voluntary Termination of Employment, the Employee shall forfeit all rights to Stock Units not yet vested as of the date of Employee’s Termination of Employment;

c.
(i) In the event of a Change in Control, any remaining restrictions applicable to any then unvested Stock Units shall lapse, and such Stock Units shall become free of all restrictions and become fully vested; and

d.
In the event of the Employee’s death, Disability, involuntary termination by the Company without Cause or Retirement prior to the vesting of the Stock Units, the Compensation Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to the Stock Units awarded under this Agreement.

5.
Distribution of Stock.   The Company shall deliver Stock to the Employee in settlement of the Stock Units awarded by this Agreement equal to the number of the Employee's vested Stock Units (including any additional Stock Units acquired as a result of dividend equivalents that have vested).  If Employee is a “Specified Employee” (as defined by regulations under Internal Revenue Code Section 409A (“Section 409A”)), at the time of his Termination of Employment, payment shall be made on the first day of the seventh month following the month in which such Termination of Employment occurs, or, if earlier, the date of the Employee’s death.  If the Employee is not a “Specified Employee” at the time of distribution, payment shall be made to the Employee on or after the Employee’s Termination of Employment, in the year in which such Termination of Employment occurs.

6.
Nontransferability.  The Stock Units awarded under this Agreement, and any rights and privileges pertaining thereto, are not subject to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance by the Employee or by the Employee's beneficiary, in any manner, by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

7.
No Rights as a Stockholder.  Prior to the actual delivery of Stock to the Employee in settlement of the Stock Units awarded and vested hereunder (if any), the Employee shall have no rights as a stockholder with respect to the Stock Units or any underlying Stock.

8.
No Right to Continued Employment.  Nothing contained in the Plan or this Agreement shall confer upon the Employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of the Employee at any time.

9.
Terms of the Plan Shall Govern.  The Award is made pursuant to, and is subject to the Plan, including, without limitation, its provisions governing a Change in Control and Cancellation and Rescission of Awards.  In the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control.  Unless otherwise indicated, all capitalized terms contained in this Agreement shall have the meaning assigned to them in the Plan.

10.
Withholding of Taxes.  The Employee shall pay to the Company or make arrangements satisfactory to the Company regarding the payment of any Federal, state, local or foreign taxes of any kind required by law to be withheld, on or before any such taxes with respect to the Stock Units are due.

11.
Governing Law.  The Award made and actions taken under the Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

12.	Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives successors and assigns.

13.
Changes in Capital or Corporate Structure.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the number of Stock Units awarded under this Agreement shall be adjusted pursuant to Section 4(e) of the Plan.

14.
Entire Agreement.  This Agreement is the entire agreement between the parties hereto, and all prior oral and written representations are merged into this Agreement.  The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

15.
Notices.  Any notice or other communication required or permitted under this Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender's expense. Notice shall be deemed given when delivered personally or, if mailed, three days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent.  Notice to the Company should be sent to Attention: Vice President, Human Resources, BorgWarner World Headquarters, 3850 Hamlin Road, Auburn Hills, MI, USA 48326.  The Company may change the person and/or address to whom the Employee must give notice under this paragraph by giving the Employee written notice of such change, in accordance with the procedures described above.  Notices to or with respect to the Employee shall be directed to the Employee, or to the Employee's executors, personal representatives or distributees, if the Employee is deceased, or the assignees of the Employee, at the Employee's last home address on the records of the Company.

16.	Amendment of the Agreement. The Company and the Employee may amend this Agreement only by a written instrument signed by both parties.

17.	Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one agreement.

18.
Section 409A.  Within the time period permitted by the applicable Treasury Regulations, the Company may, in consultation with the Employee, modify the Agreement, in the least restrictive manner necessary and without any diminution in the value of the payments to the Employee, in order to cause the provisions of the Agreement to comply with the requirements of Section 409A, so as to avoid the imposition of taxes and penalties on the Employee pursuant to Section 409A.

*           *           *           *           *

IN WITNESS WHEREOF, BORGWARNER INC. and the Employee have executed this Agreement to be effective as of the date first written above.

BORGWARNER INC.

By: _________________________________

Title:  _________________________________

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement and the Plan.  I agree to be bound by all of the provisions set forth in this Agreement and the Plan.

__________________           __________________________
Date                                                                      EMPLOYEE